CORE LABORATORIES N.V.
                          1995 LONG-TERM INCENTIVE PLAN
             (As Amended and Restated Effective as of May 29, 1997)

                             Performance Share Award
                           Restricted Share Agreement


         THIS AGREEMENT is made as of this ___day of____________, 200___, between Core Laboratories N.V., a Dutch limited liability company (the "Company"), and ________________________________ ("Participant") in order to carry out the purposes of the Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective as of May 29, 1997) (the "Plan") by issuing Participant a credit of units to a bookkeeping account evidencing rights to acquire shares of common stock of the Company, subject to certain restrictions, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Participant hereby agree as follows:

 I.
                                   Definitions

1.1 Definitions. Wherever used in this Agreement, the following words and phrases when capitalized will have the meanings ascribed below, unless the context clearly indicates to the contrary, and all other capitalized terms used in this Agreement, which are not defined below, will have the meanings set forth in the Plan.

(1) "Agreement" means this Performance Share Award Restricted Share Agreement between Participant and the
         Company.

(2) "Base Share Value" means the trailing 20-day average closing share price for the Common Shares or Peer Company Shares, as the case may be, determined as of the December 31 immediately prior to the first day of the Performance Period; provided, however, that with respect to the first Performance Period beginning January 1, 2002, Base Share Value means the closing share price for the Common Shares or Peer Company Shares, as the case may be, on December 31, 2001.

(3)       "Change in Control" means "Change in Control" as defined in the Plan.

(4) "Date of Grant" means, with respect to each grant of Restricted Performance Shares, the applicable Date of Grant set forth on Appendix A of this Agreement.

(5) "Disability" means a determination by the Committee, based on a written medical opinion (unless waived by the Committee as unnecessary), that Participant is permanently incapable of continuing his usual and customary employment with the Company or any Subsidiary for physical or mental reasons.

(6) "Ending Share Value" means the trailing 20-day average closing share price of the Common Shares or the Peer Company Shares, as the case may be, determined as of the last day of the Performance Period.

(7) "Forfeiture Restrictions" means the Forfeiture Restrictions as set forth in Section 3.1 herein.

(8) "Participant" means the individual to whom the Restricted Performance Shares are granted as specified above.

(9) "Peer Company" means each of the 15 companies comprising the Oil Service Sector Index (OSX).

(10)     "Peer Company Shares" means the common shares of a Peer Company.

(11) "Performance Period" means, with respect to each grant of Restricted Performance Shares, the 3-year period set forth on Appendix A of this Agreement that commences on the Date of Grant.

(12) "Restricted Performance Shares" means the right to acquire Common Shares issued in Participant's name pursuant to this Agreement, subject to the Forfeiture Restrictions, and as the context may require, any such Common Shares so issued in Participant's name.

(13) "Service" means Participant's status as an employee of the Company or a Subsidiary or a corporation or parent or subsidiary of such corporation assuming or substituting the Restricted Performance Shares.

(14) "Total Shareholder Return" means the compound annual rate of return over the Performance Period for the Company or a Peer Company, as the case may be, from changes in the trading price of such entity's common stock and any dividends and other distributions paid by such entity on its common stock during the Performance Period, calculated by (i) assuming one share of such entity's common stock is purchased on the first day of the Performance Period at the Base Share Value, (ii) assuming that additional shares (or portion of shares) of such entity's common stock are purchased with any dividends paid on the initial share and on shares accumulated through the assumed reinvestment of dividends and other distributions, with such purchase being made on the dividend or distribution payment date at a price equal to the closing price of such entity's common stock on such payment or distribution date, (iii) calculating the aggregate number of shares of such entity's common stock that would be accumulated over the Performance Period, (iv) multiplying the number of shares calculated in clause (iii) by the Ending Share Value, and (v) determining the annual compound rate of return over the Performance Period between the Base Share Value set forth in clause (i) and the value resulting from the computation in clause (iv).

(15) "Vest" means the lapse of the Forfeiture Restrictions with respect to all or a portion of the Restricted
         Performance Shares.

1.2 Number and Gender. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing herein, will be deemed to include the feminine gender where appropriate.

1.3 Headings of Articles and Sections. The headings of Articles and Sections herein are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text will control. All references to Articles, Sections, and Paragraphs are to this document unless otherwise indicated.

                                       II.
                     Award of Restricted Performance Shares

2.1 Award of Restricted Performance Shares. Effective as of the Date of Grant, the Company awards to Participant the right to receive, after and to the extent the Forfeiture Restrictions lapse, the number of Common Shares set forth on Appendix A of this Agreement, subject to certain restrictions and shall be herein referred to as the "Restricted Performance Shares." The rights awarded to Participant pursuant to this Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual to Participant of unsecured and unfunded rights to receive the Restricted Performance Shares, which rights shall be subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Participant hereby accepts the Restricted Performance Shares and agrees with respect thereto to the terms and conditions set forth in the Agreement and the Plan.

2.2 Subsequent Awards. In the sole discretion of the Company, subsequent grants of Restricted Performance Shares to Participant, if any, may be evidenced by amending Appendix A of this Agreement to reflect such subsequent grant. Any such subsequent grant of Restricted Performance Shares shall be issued upon acceptance by Participant and upon satisfaction of the conditions of this Agreement and the Plan. Participant shall accept any such subsequent grant of Restricted Performance Shares when issued and agree with respect thereto to the terms and conditions set forth in the Agreement and the Plan. Regardless of the number of subsequent grants of Restricted Performance Shares, if any, evidenced by this Agreement, this Agreement shall be interpreted to apply separately to each grant of Restricted Performance Shares.

                                      III.
                             Forfeiture Restrictions

3.1      Forfeiture Restrictions.

(a) The Restricted Performance Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined). In the event of termination of Participant's Service for reasons other than death or Disability, Participant shall, for no consideration, forfeit to the Company all Restricted Performance Shares to the extent then subject to the Forfeiture Restrictions. In addition, in the event the Company's Total Shareholder Return over the Performance Period does not equal or exceed the 75th percentile ranking compared to the Total Shareholder Return of the Peer Companies, Participant shall, for no consideration, forfeit to the Company the number of Restricted Performance Shares that do not Vest pursuant to the provisions of Section 4.1. The prohibition against transfer and the obligation to forfeit and surrender Restricted Performance Shares to the Company upon (i) termination of Service for reasons other than death or Disability or (ii) the Company's Total Shareholder Return over the Performance Period being less than the 75th percentile ranking compared to the Total Shareholder Return of the Peer Companies are herein referred to as the "Forfeiture Restrictions."

(b) The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Performance Shares. The prohibitions of this
Section 3.1 shall not apply to the transfer of Restricted Performance Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefore shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Performance Shares for all purposes of this Agreement.

                                       IV.
                                     Vesting

4.1 Vesting/Lapse of Forfeiture Restrictions. As soon as administratively practicable after the last day of the Performance Period, the Committee shall calculate the Total Shareholder Return for the Company and each Peer Company. At such time and based on the percentile ranking of the Company's Total Shareholder Return over the Performance Period compared to the Total Shareholder Return of the Peer Companies, the Restricted Performance Shares shall Vest in accordance with the following schedule:

Percentile Ranking of Company's Total
 Shareholder Return Compared              Percentage of Restricted Performance
       to Peer Companies                            Shares Vesting
       -----------------                            --------------
 At or above 75th                                        100%
 At or above 50th but less than 75th      Interpolated percentage between
                                                       20% and 100%
Below 50th 0%                                             0%

The interpolated percentage referred to in the schedule above shall be determined by increasing the 20% Vesting percentage fora median percentile ranking by 3.2% for each whole percentile ranking above the 50th percentile and rounding the result up to the nearest whole percentage. To illustrate, if the Company's Total Shareholder Return over the Performance Period ranks in the 52nd percentile compared to the Total Shareholder Return of the Peer Companies, the Vesting percentage shall be 27%, which is 26.4% (20% plus 6.4%) rounded up to the nearest whole percentage.

Notwithstanding any provision of this Section 4.1 to the contrary and except as provided in Section 4.2 and Section 4.3, no Restricted Performance Shares shall Vest if Participant's Service is terminated prior to the last day of the Performance Period for reasons other than death or Disability.

4.2 Acceleration of Vesting. In the event of a Change in Control while Participant is in the Service of the Company or a Subsidiary, all of the Restricted Performance Shares shall Vest as of the effective date of such Change in Control.

4.3      Effect of Termination of Service on Vesting.

(a) Upon termination of Participant's Service for any reason other than death or Disability, the Restricted Performance Shares shall be immediately forfeited to the extent not then Vested.

(b) Upon termination of Participant's Service by reason of death or Disability, the Restricted Performance Shares shall not be immediately forfeited, but rather may become Vested as provided in Section 4.1 based on the Company's Total Shareholder Return over the Performance Period.

                                       V.
                    Delivery of Restricted Performance Shares

5.1 Delivery of Restricted Performance Shares. As soon as practicable after the Restricted Performance Shares become Vested, and subject to the tax withholding referred to in Section 7.4, the Company shall deliver to Participant stock certificates issued in Participant's name for the number of such Vested Restricted Performance Shares.

                                       VI.
            Status of Restricted Performance Shares and Restrictions

6.1 Status of Restricted Performance Shares. With respect to the status of the Restricted Performance Shares, at the time of execution of this Agreement Participant understands and agrees to all of the following:

(a) Participant agrees that the Restricted Performance Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

(b) Participant agrees that (i) the Company may refuse to register the Restricted Performance Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the Restricted Performance Shares.

6.2 Certificates and Shareholder Rights. Restricted Performance Shares shall not constitute issued and outstanding shares of Common Shares until issued and delivered in accordance with this Agreement and the Plan. Prior to the time the Restricted Performance Shares are issued and delivered, Participant will not have the right to vote any Restricted Performance Shares, to receive or retain any dividends or distributions paid or distributed on issued and outstanding shares of Common Shares or to exercise any other rights, powers and privileges of a shareholder with respect to any Restricted Performance Shares. In accordance with the provisions of Article V, the Company shall deliver to Participant stock certificates issued in Participant's name for the number of Restricted Performance Shares that have become Vested.

                                      VII.
                                  Miscellaneous

7.1 Service Relationship. For purposes of this Agreement, any question as to whether and when there has been a termination of Participant's Service, and the cause of such termination, shall be determined by the Committee, and its determination will be final.

7.2 Notices. For purposes of this Agreement, notices and all other communications provided for herein will be in writing and will be deemed to have been duly given when personally delivered or (i) if Participant is outside of the United States at the time of transmission of such notice, when sent by courier, facsimile, or electronic mail, and (ii) if Participant is within the United States at the time of transmission of such notice, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal executive office and to Participant at the last address filed with the Company or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address will be effective only upon receipt.

7.3 Restrictions on Transfer of Shares. No Restricted Performance Shares may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of Participant), assigned, pledged, hypothecated, or otherwise disposed of, including by operation of law, in any manner that violates the Forfeiture Restrictions and any other provisions of this Agreement, and, until the date on which such Forfeiture Restrictions lapse, any such attempted disposition shall be void. The Company shall not be required (i) to transfer on its books any shares that will have been transferred in violation of this Agreement or (ii) to treat as owner of such shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such shares will have been so transferred.

7.4 Withholding of Tax. To the extent that the receipt of Restricted Performance Shares or the lapse of any Forfeiture Restriction results in compensation income to Participant for federal or state income tax purposes, Participant shall deliver to the Company at the time of such event such amount of money or Common Shares as the Company may require to meet all obligations under applicable tax laws or regulations, and, if Participant fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or Common Shares remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income.

7.5 No Employment Rights Conferred. No provision of this Agreement shall confer any right upon Participant to continued employment with the Company or any Subsidiary.

7.6 Limitation of Rights. No provision of this Agreement shall be construed to give Participant or any other person any interest in any fund or in any specified asset or assets of the Company or a Subsidiary.

7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas.

   IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the Date of Grant.

                                     CORE LABORATORIES N.V.

                                     By: _____________________________________
                                     Name:____________________________________
                                     Title:___________________________________

                                     PARTICIPANT

                                     By: _____________________________________
                                     Name:____________________________________

                                   APPENDIX A

                             Performance Share Award
                           Restricted Share Agreement


                     AWARD OF RESTRICTED PERFORMANCE SHARES

                 Number of
                 Restricted
                 Performance       Performance     Performance
Date of Grant    Shares           Period Begins     Period Ends        Initial
-------------    -------------    -------------    -------------      ---------

January 1, 2002                  January 1, 2002   December 31, 2004      _____


                                                                          _____

                                                                          _____

                                                                          _____